UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

SCHEDULE 14A
________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

NeuroOne Medical Technologies Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL
MEETING OF STOCKHOLDERS

WHEN	March 16, 2023 at 9:00 a.m. local time

WHERE	7599 Anagram Dr., Eden Prairie, MN 55344*

PURPOSE OF MEETING AND AGENDA

At the 2023 Annual Meeting, stockholders will vote:

1.      to elect the Class III directors named in the Proxy Statement to a three-year term; and

2.      to ratify the appointment of our independent registered public accounting firm for 2023.

WHO CAN VOTE	Stockholders of record at the close of business on January 17, 2023.

VOTING	Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Annual Meeting.

ADMISSION TO THE ANNUAL MEETING

All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification. The doors to the meeting room will be closed promptly at the start of the meeting.

____________

*        We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.n1mtc.com for updated information.

Sincerely,

David Rosa

President and Chief Executive Officer

Eden Prairie, Minnesota

January 27, 2023

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

i

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this proxy statement (the “Proxy Statement”) and the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at our principal executive offices at 7599 Anagram Dr., Eden Prairie, MN 55344, on Thursday March 16, 2023 at 9:00 a.m. local time. This Proxy Statement is first being sent to stockholders on or about January 27, 2023.

We currently intend to hold the Annual Meeting in person. However, in the event we determine it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable before the Annual Meeting. Please monitor our website at www.n1mtc.com for updated information.

Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to “we,” “our,” “us”, or the “Company” are to NeuroOne Medical Technologies Corporation, a Delaware corporation.

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the Annual Meeting. We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly presented for a vote at the Annual Meeting, the persons named in the proxy, who are officers of the Company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), at the close of business on January 17, 2023, the record date, will be entitled to vote at the Annual Meeting. At the close of business on January 17, 2023, 16,245,722 shares of Common Stock were outstanding and entitled to vote.

The holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting as of the record date must be present, in person or by proxy duly authorized at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the close of business on January 17, 2023, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name.    If on January 17, 2023, your shares were registered directly in your name with our transfer agent, Action Stock Transfer Corporation, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the Internet, by telephone or by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If on January 17, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Votes Required to Adopt Proposals.    Each director will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominees or “WITHHOLD” your vote with respect to the nominees. You may not cumulate votes in the election of directors. Approval of Proposal 2 will be obtained if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting vote “FOR” such proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on Proposal 1. For Proposal 2, abstentions, if any, will not be treated as present and entitled to vote at the Annual Meeting and thus will have no effect on the outcome of this proposal unless you return your annual proxy or attend the Annual Meeting and select “ABSTAIN”. Broker non-votes, if any, will have no effect on Proposal 2.

The Board recommends a vote “FOR” the director nominees listed in this Proxy Statement and “FOR” the ratification of Baker Tilly US, LLP’s appointment as our independent registered accounting firm.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•        Vote in person — we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

•        Vote through the Internet — you may vote through the Internet. To vote by Internet, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•        Vote by telephone — if you received your annual meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this Proxy Statement and follow the voting instructions.

•        Vote by mail — complete, sign and date the accompanying proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on March 15, 2023. Submitting your proxy, whether through the Internet, by telephone or by mail, will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares. You may either vote “FOR” the nominees to the Board, or you may withhold your vote from the nominees. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes”.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

•        delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•        signing and delivering a proxy bearing a later date;

•        voting again through the Internet or by telephone; or

•        attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (the “SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS

Our Board is divided into three classes. Members of each class serve staggered three-year terms. Our Class III directors will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2024 and 2025, respectively.

Director Nominees

Our Board has nominated Jeffrey Mathiesen, age 62, and Edward Andrle, age 65, each for election as a Class III director to serve for a three-year term ending at the 2026 annual meeting or until his successor is elected and qualified. Mr. Mathiesen and Mr. Andrle are current members of our Board, and have consented to serve if elected.

Mr. Mathiesen and Mr. Andrle will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the two individual nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” a nominee or “WITHHOLD” your vote with respect to a nominee. Shares represented by proxies will be voted “FOR” the election of the Class III nominees, unless the proxy is marked to withhold authority to so vote. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board, or the Board will have a vacancy, which it may fill at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Additional information regarding the directors and director nominees of the Company is set forth below.

Jeffrey Mathiesen

Mr. Mathiesen has served as a member of the Board since August 2017, and served as a director of NeuroOne, Inc., from April 2017 until December 2019. Since June 2021, Mr. Mathiesen has served as Chief Financial Officer, Treasurer and Secretary of Helius Medical Technologies, Inc. (Nasdaq: HSDT), a publicly traded medical device company, developing noninvasive platform technologies focused on neurological wellness, and he has served as director since May 2022 and previously served as director and Audit Committee Chair from June 2020 through June 2021. Additionally, Mr. Mathiesen has served as Vice Chair and Lead Independent Director since March 2020 and as director and Audit Committee Chair, since 2015, of Panbela Therapeutics, Inc. (Nasdaq: PBLA), a publicly traded biopharmaceutical company developing therapies for pancreatic diseases, and served as a director and Audit Committee Chair of Healthcare Triangle, Inc. (Nasdaq: HCTI), a publicly traded provider of cloud and data transformation platform and solutions for healthcare and life sciences, from March 2021 to December 2022, and as a director of eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine, from 2018 to 2020. Mr. Mathiesen served as advisor to the chief executive officer of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from October 2019 to December 2019, and served as chief financial officer from March 2019 to October 2019. In August 2020, Teewinot Life Insurance Sciences filed a voluntary petition under Chapter 11 of the United States Bankrupcy Code. Mr. Mathiesen previously served as chief financial officer of Gemphire Therapeutics Inc., which was acquired by NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO) in January 2020, a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from 2015 to 2018, and as chief financial officer of Sunshine Heart, Inc., n/k/a Nuwellis, Inc. (Nasdaq: NUWE), a publicly-held early-stage medical device company, from 2011 to 2015. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant.

We believe that Mr. Mathiesen brings financial insight and leadership and a wealth of experience in capital markets to the Board, as well as knowledge of public company accounting and financial reporting requirements and familiarity with the life sciences industry.

Edward Andrle

Mr. Andrle has served as a member of the Board since February 2020. Mr. Andrle most recently served as the general manager of Neuromodulation of LivaNova PLC (Nasdaq: LIVN), a publicly-traded medical device company, from January 2018 to January 2020, and as senior vice president of strategy and business development of LivaNova PLC from September 2015 to January 2018. Prior to these roles, Mr. Andrle served as vice president of business development and strategy of Sorin S.p.A from 2010 to September 2015, when Sorin S.p.A. was merged with Cyberonics, Inc. to become LivaNova PLC. Prior to joining Sorin, he co-founded three medical device companies: Myocor Inc., TERAMED Inc. and StarFire Medical Inc. All three companies were eventually acquired. He also held executive positions with Boston Scientific, Inc. (NYSE: BSX) and Baxter International, Inc. (NYSE: BAX), leading large product portfolios in cardiovascular and dialysis. Mr. Andrle received his MBA from Stanford Graduate School of Business and his B.S. in Chemical Engineering from the University of Notre Dame.

We believe that Mr. Andrle’s substantial experience in medical device companies and business development experience provides the Company with valuable insight on product development and strategy.

Continuing Directors

The following table provides information regarding the directors who are serving for terms that end following the Annual Meeting as of January 17, 2023:

NAME	AGE	TITLE	CLASS
Paul Buckman	67	Director and Chairman of the Board	Class I
David Rosa	59	Director, Chief Executive Officer and President	Class II

Paul Buckman

Mr. Buckman has served as Chairman of the Board since August 2017, and served as chairman of the board of NeuroOne, Inc., from October 2016 until December 2019. Mr. Buckman is currently the president of Advanced Circulatory Support for LivaNova PLC (Nasdaq: LIVN), and previously served as President, North America and the general manager of structural heart for LivaNova PLC beginning in April 2017. Prior to joining LivaNova PLC, Mr. Buckman served as chief executive officer of Conventus Orthopaedics, a Minnesota-based company specializing in peri-articular bone fracture fixation, from September 2013 until March of 2017. Mr. Buckman was chief executive officer of Sentreheart, Inc., a medical technology company focused on closure of various anatomic structures, from February 2012 to September 2013. Previously, Mr. Buckman served as chief executive officer and chairman of Pathway Medical Technologies, Inc., a medical device company focused on treatment of peripheral arterial disease, from September 2008 to February 2012; as chief executive officer of Devax, Inc., a developer and manufacturer of drug eluting stents, from December 2006 to September 2008; as president of the cardiology division of St. Jude Medical, Inc., a publicly traded diversified medical products company, from August 2004 to December 2006; and as chairman of the board of directors and chief executive officer of ev3, LLC, a Minnesota-based medical device company focused on endovascular therapies that Mr. Buckman founded and developed into an $80 million business, from January 2001 to January 2004. Mr. Buckman has worked in the medical device industry for over 30 years, including 10 years at Scimed Life Systems, Inc. and Boston Scientific Corporation (NYSE: BSX), a publicly traded medical device manufacturer, where he held several executive positions before becoming president of the cardiology division of Boston Scientific in January 2000. Mr. Buckman also currently serves as a director for Helius Medical Technologies Corporation (Nasdaq: HSDT), Ablative Solutions, Inc., ActivOrtho Inc., a privately held company, Shoulder Innovations, Inc., a privately held company, and as chairman of Miromatrix, Inc. He previously served as a director of Aortica, Inc., DyaMX, Inc., Conventus Orthopaedics, Caisson Interventional LLC, Velocimed, Inc., where he was a co-founder, EndiCor, Inc., Microvena, Inc., Sunshine Heart, Inc., n/k/a Nuwellis, Inc. (Nasdaq: NUWE), a publicly-held early-stage medical device company, NexGen Medical, and Micro Therapeutics, Inc. Mr. Buckman received a Master’s degree in Business Administration and Finance and a B.A. degree in Business Administration from Western Michigan University.

We believe that Mr. Buckman’s strong executive experience in medical device companies provides the Company with valuable guidance on product development and operational matters.

David Rosa

Mr. Rosa has served as the Chief Executive Officer, President and a director of the Company since July 2017 and served as chief executive officer and a director of NeuroOne, Inc., formerly our wholly-owned subsidiary, from October 2016 until December 2019, when NeuroOne, Inc. merged with and into the Company. From November 2009 to November 2015, Mr. Rosa served as the chief executive officer and president of Sunshine Heart, Inc., n/k/a Nuwellis, Inc. (Nasdaq: NUWE), a publicly-held early-stage medical device company. From 2008 to November 2009, Mr. Rosa served as chief executive officer of Milksmart, Inc., a company that specializes in medical devices for animals.

From 2004 to 2008, Mr. Rosa served as the vice president of global marketing for cardiac surgery and cardiology at St. Jude Medical, Inc. Currently, he serves as a director on the board of directors of Biotricity Inc. (Nasdaq: BTCY), Birestorative Therapies (Nasdaq: BRTX) and Healthcare Triangle, Inc. (Nasdaq: HCTI). Mr. Rosa holds an MBA from Duquesne University and a B.S. in Commerce and Engineering from Drexel University.

Mr. Rosa’s qualifications to serve on the Board include his senior leadership experience in the medical device industry. In addition, his day-to-day leadership of the Company gives him critical insights into the Company’s operations, strategy and competition, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company and his former positions, he has demonstrated strong technical, strategic, and operational expertise, and he possesses in-depth knowledge of the medical device industry on a global basis.

Non-Employee Director Compensation

On March 29, 2018, our Board approved a Non-Employee Director Compensation Policy effective as of January 1, 2018 whereby our non-employee directors receive a mix of cash and share-based compensation intended to encourage non-employee directors to continue to serve on our Board, further align the interests of the directors and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

Pursuant to this policy, each of our non-employee directors receive an annual retainer of $50,000, except that our non-executive chairman receives an annual retainer of $100,000. Additionally, the chairman and members of our Audit Committee receive an additional annual payment of $12,500 and $5,000, respectively, and the chairmen and members of each of our Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $10,000 and $4,000, respectively.

Additionally, on the date of each annual stockholder meeting of the Company, each director automatically receives an equity award with an aggregate value on the date of grant equal to $50,000. Two-thirds of the equity award is issued in the form of restricted stock units, and one-third is issued in the form of stock options, each of which vest in twelve monthly installments, subject to such director’s continued service.

The following table provides compensation information for the fiscal year ended September 30, 2022 for each non-employee member of the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		Total ($)
Paul Buckman	119,000	33,334	(3)	16,666	(4)	169,000
Edward Andrle	69,000	33,334	(5)	16,666	(6)	119,000
Jeffrey Mathiesen	70,500	33,334	(7)	16,666	(8)	120,500

____________

(1)      These represent amounts earned in fiscal year 2022.

(2)      Stock option and RSU awards were granted under the 2017 Equity Incentive Plan. The amounts reported reflect the aggregate grant date fair value of each equity award granted to the Company’s non-employee directors during the fiscal year ended September 30, 2022, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions used in the valuation of equity awards, you should refer to Note 9 to the Company’s financial statements in our Annual Report on Form 10-K for the year ended September 30, 2022.

(3)      At the end of fiscal year 2022, Mr. Buckman had 19,496 unvested stock awards.

(4)      At the end of fiscal year 2022, Mr. Buckman had 106,696 outstanding stock options.

(5)      At the end of fiscal year 2022, Mr. Andrle had 19,496 unvested stock awards.

(6)      At the end of fiscal year 2022, Mr. Andrle had 41,821 outstanding stock options.

(7)      At the end of fiscal year 2022, Mr. Mathiesen had 19,496 unvested stock awards.

(8)      At the end of fiscal year 2022, Mr. Mathiesen had 95,356 outstanding stock options.

As a named executive officer of the Company, compensation paid to Mr. Rosa for fiscal 2022 is fully reflected under “Executive Compensation — Summary Compensation Table.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
THE NOMINATED CLASS II DIRECTOR.

BOARD AND COMMITTEE INFORMATION

We are committed to good corporate governance practices. These practices provide an important framework within which our Board and management pursue our strategic objectives for the benefit of our stockholders.

Board Leadership Structure

Our Board is currently chaired by Paul Buckman, who has authority, among other things, to call and preside over meetings of our Board, to set meeting agendas and to determine materials to be distributed to the Board and, accordingly, has substantial ability to shape the work of the Board. The positions of our chairman of the Board and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer, Mr. Rosa, to focus on our day-to-day business, while allowing Mr. Buckman to lead the Board.

Role of the Board in Risk Oversight

Our Board does not have a standing risk management committee, but rather administers its risk oversight function directly through the Board as a whole. The Board’s risk oversight is administered primarily through the following:

•        review and approval of an annual business plan;

•        review of a summary of risks and opportunities at meetings of the Board;

•        review of business developments, business plan implementation and financial results;

•        oversight of internal controls over financial reporting; and

•        review of employee compensation and its relationship to our business plans.

Director Independence

Nasdaq listing standards require that the Company’s Board consist of a majority of independent directors, as determined under the applicable rules and regulations of Nasdaq. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, the Company believes that each current member of the Board qualifies as an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq, except Mr. Rosa, the Company’s President and Chief Executive Officer. These directors include Paul Buckman, Jeffrey Mathiesen and Ed Andrle. In making such independence determinations, the Board considers the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining each non-employee director’s independence, including the participation by the Company’s non-employee directors, or their affiliates, in certain financing transactions and the beneficial ownership of the Company’s Common Stock by each non-employee director.

Structure and Operation of the Board

Because our Common Stock is listed on Nasdaq, the Company is subject to the Nasdaq listing requirements regarding committee matters. The Company currently has the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee reviews, evaluates and seeks out candidates qualified to become Board members. The Board includes individuals with a diversity of experience, including scientific, business, financial and academic backgrounds. Nominations may be submitted by directors, officers, employees, stockholders and others for recommendation to the Board. In fulfilling this responsibility, the Company’s nominating and corporate governance committee also consults with the Board and the Chief Executive Officer concerning director candidates. The nominating and corporate governance committee’s charter is available on our website, www.n1mtc.com, under Investors — Governance.

The responsibilities of the Company’s nominating and corporate governance committee include the following:

•        reviewing, evaluating and seeking out candidates qualified to become members of the Board;

•        reviewing committee structure and recommending directors for appointment to committees;

•        developing, reevaluating (not less frequently than every three years) and recommending the selection criteria for board and committee membership;

•        establishing procedures to oversee evaluation of the board, its committees, individual directors and management; and

•        developing and recommending guidelines on corporate governance.

The current members of our nominating and corporate governance committee are Mr. Buckman, Mr. Andrle, and Mr. Mathiesen, each of whom has been determined by the Board to be independent under the rules and regulations of the Nasdaq Stock Market LLC. Mr. Andrle is the chair of the nominating and corporate governance committee.

The nominating and corporate governance committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of members of our Board in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. The committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes directors with diverse backgrounds, qualifications, skills and experience relevant to our business.

In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee will generally re-nominate incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board.

If a vacancy on the Board occurs or the Board increases in size, the nominating and corporate governance committee will actively seek individuals that satisfy the committee’s criteria for membership on the Board and the committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In 2022, the nominating and corporate governance committee did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The nominating and corporate governance committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our Bylaws and applicable law. See “Additional Information — Stockholder Proposals to be Presented at Next Annual Meeting” for additional information. The nominating and corporate governance committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by stockholders for the 2023 Annual Meeting.

Compensation Committee

The compensation committee’s charter is available on our website, www.n1mtc.com, under Investors — Governance. The responsibilities of the compensation committee include the following:

•        fixing salaries of executive officers and reviewing salary plans for other executives in senior management positions;

•        reviewing and making recommendations with respect to the compensation and benefits for the Company’s non-employee directors, including through equity-based plans;

•        evaluating the performance of the Company’s chief executive officer and other senior executives and assisting the Board in developing and evaluating potential candidates for executive positions; and

•        administering the Company’s incentive compensation, deferred compensation and equity-based plans pursuant to the terms of the respective plans.

Historically, the non-employee directors and the Compensation Committee, have typically made any significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the fiscal year. Generally, the process consists of two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The Chief Executive Officer may not be present during these discussions.

The current members of the compensation committee include Mr. Buckman, Mr. Andrle, and Mr. Mathiesen. Mr. Buckman is the chair of the compensation committee. The compensation committee may form and delegate authorities to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans.

To qualify as independent to serve on the Company’s compensation committee, the listing standards of Nasdaq require a director not to accept any consulting, advisory, or other compensatory fee from the Company, other than for service on the Board, and that the Board consider whether a director is affiliated with the Company and, if so, whether such affiliation would impair the director’s judgment as a member of the Company’s compensation committee. The Board has concluded that the members of the compensation committee meet the requirements for independence under the rules and regulations of Nasdaq and the SEC.

Audit Committee Matters

The audit committee reviews with management and the Company’s independent public accountants the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures and such other matters as the audit committee deems appropriate. The audit committee’s charter is available on our website, www.n1mtc.com, under Investors — Governance.

The audit committee currently consists of three directors: Mr. Buckman, Mr. Mathiesen and Mr. Andrle. The Board has determined that each of Mr. Buckman, Mr. Mathiesen and Mr. Andrle is “independent” under Nasdaq independence standards. Additionally, the Board has determined that each of Mr. Mathiesen and Mr. Buckman qualifies as an “audit committee financial expert” as that term is defined in rules promulgated by the SEC. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liabilities that are greater than those generally imposed on each of them as a member of the audit committee and the Board, and such designation does not affect the duties, obligations or liabilities of any other member of the audit committee or the Board. Mr. Mathiesen is the chair of the audit committee.

The functions of the audit committee include:

•        Selecting our independent auditors;

•        Reviewing the results and scope of the audit and other services provided by our independent auditors; and

•        Reviewing and evaluating our audit and control functions.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, in public filings. A copy of the code of business conduct and ethics is available on our website, www.n1mtc.com, under Investors — Governance.

Hedging Policy

The Company, pursuant to the terms of its Insider Trading Policy, prohibits all directors, officers, employees, and certain contractors from engaging in hedging transactions including prepaid variable forwards, equity swaps, collars and exchange funds with respect to the Company’s securities.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board structure and functions and other policies for the governance of the Company.

Board Diversity Matrix (as of April 29, 2022)

The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all directors as of April 29, 2022.

Total Number of Directors	4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native America	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+				—
Did Not Disclose Demographic Background				—

Board Diversity Matrix (as of January 27, 2023)

The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all directors as of January 27, 2023.

Total Number of Directors	4
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+				—
Did Not Disclose Demographic Background				—

Board Meetings and Attendance

Board Meetings in 2022

The Board meets regularly throughout the year and holds special meetings and acts by written consent from time to time. During fiscal year 2022, the Board held 6 meetings.

Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each served during the period of his or her service in 2022. The independent members of the Board also meet separately to discuss such matters as the independent directors consider appropriate. Two of our directors attended the 2022 Annual Meeting of Stockholders. We do not have a policy regarding attendance by directors at the Company’s annual meetings of stockholders.

Committee Meetings in 2022

During fiscal year 2022, the audit committee held four meetings, the compensation committee held two meetings, and the nominating and corporate governance committee did not hold any meetings, but approved various matters via written consent.

Communications with Directors

Stockholders and interested parties who wish to communicate with our Board, non-management members of our Board as a group, or a specific member of our Board (including our Chairman) may do so by letters addressed to the attention of our Secretary, NeuroOne Medical Technologies Corporation, 7599 Anagram Dr., Eden Prairie, MN 55344.

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board.

AUDIT COMMITTEE REPORT

The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The audit committee has reviewed and discussed with our management and Baker Tilly US, LLP our audited financial statements as of and for the fiscal year ended September 30, 2022. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee has received and reviewed the written disclosures and the letter from Baker Tilly US, LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with Baker Tilly US, LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements be included in our Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 for filing with the SEC.

Audit Committee:

Paul Buckman

Jeffrey Mathiesen

Edward Andrle

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly US, LLP (“Baker Tilly”) audited our financial statements as of and for the fiscal year ended September 30, 2022. We expect that representatives of Baker Tilly will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Our Board is submitting the selection of Baker Tilly to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Board would reconsider the appointment. Even if our stockholders ratify the selection, our Board, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board believes that such a change would be in our best interests and the interests of our stockholders.

Service Fees Paid to the Independent Registered Public Accounting Firms

The Audit Committee retained Baker Tilly to audit the Company’s consolidated financial statements as of and for the years ended September 30, 2022 and September 30, 2021, respectively. The following table sets forth the fees that Baker Tilly, in 2022, billed for their audit and other services. The Audit Committee approved all of the services described below in conformity with its pre-approval policies and procedures described above.

FEE CATEGORY	FY 2022		FY 2021
Audit fees	$181,988		$134,835
Audit-related fees	47,875	(1)
Tax fees
All other fees
Total fees	$229,863		$134,835

____________

(1)      Audit-related fees represent fees for services relating to comfort letters, consents and registration statement filings. Fees for services related to registration statements filed by the Company.

Our Audit Committee is responsible for pre-approving all audit and permitted non-audit and tax services provided by the independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of January 17, 2023 for:

•        each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•        each of our named executive officers;

•        each of our directors; and

•        all of our current executive officers and directors as a group.

The table lists applicable percentage ownership based on 16,245,722 shares of Common Stock outstanding as of January 17, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of January 17, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for persons listed in the table is c/o NeuroOne Medical Technologies Corporation, 7599 Anagram Dr., Eden Prairie, MN 55344.

Name and address of beneficial owner	Number of shares of Common Stock beneficially owned	Percentage of Common Stock beneficially owned(1)
Greater than 5% Stockholders:
James E. Besser(2) c/o Manchester Management Company, LLC 2 Calle Candina, #1701 San Juan, Puerto Rico 00907	1,747,651	9.9%

Directors and Named Executive Officers:
David Rosa(3)	831,067	5.1%
Edward Andrle(4)	68,410	*
Paul Buckman(5)	150,308	*
Jeffrey Mathiesen(6)	144,356	*
Ronald McClurg(7)	116,618	*
Steve Mertens(8)	77,047	*
All Current Directors and Officers as a Group (7 persons)(9)	1,746,787	10.6%

____________

(1)      Based on 16,245,722 shares of Common Stock outstanding as of January 17, 2023.

(2)      Based on Form 3 filed by James E. Besser, Morgan C. Frank, Manchester Management Co LLC, Manchester Management PR, LLC, and Manchester Explorer, L.P. on January 21, 2021 (the “Form 3”) and Form 13G filed by Manchester Explorer, L.P., Manchester Management Company, LLC, Manchester Management PR, LLC, JEB Partners, L.P., Messrs. Frank and Besser on January 21, 2021. The Form 3 also reported ownership of 1,666,667 shares of Common Stock issuable upon the exercise of outstanding warrants. The reported securities and warrants are directly owned by Manchester Explorer, L.P., JEB Partners, L.P. and by Mr. Frank in his personal capacity. The reported securities and warrants are indirectly beneficially owned by Manchester Management PR, LLC and Manchester Management Company, LLC as a result of having investment discretion over Manchester Explorer, L.P. and JEB Partners, L.P. The reported securities and warrants may also be deemed to be indirectly beneficially owned by Mr. Besser, as the Managing Member of Manchester Management PR, LLC and Manchester Management Company, LLC and by Mr. Frank, who serves as a portfolio manager and as a consultant for

Manchester Management Company, LLC. Manchester Explorer, L.P. reports shared voting power over 1,181,930 shares and shared investment power over 1,333,334 shares; Manchester Management Company, LLC and Manchester Management PR, LLC report shared voting power over 1,181,930 shares and shared investment power over 1,500,000 shares; JEB Partners, L.P. reports shared voting and investment powers over 166,667 shares; Mr. Besser reports sole voting power over 164,317 shares, shared voting power over 1,181,930 shares, sole investment power over 164,317, and shared investment power over 1,664,317 shares; and Mr. Frank reports sole voting and investment powers over 83,334 shares, shared voting power over 1,181,930 shares, and shared investment power over 1,583,334 shares. The reporting persons disclaim beneficial ownership of the reported securities and warrants except to the extent of their pecuniary interest therein. The percentage in this table reflects that the reporting persons may not exercise the warrants to the extent such exercise would cause the reporting persons to beneficially own a number of shares of Common Stock that would exceed 9.99% of our then outstanding Common Stock following such exercise.

(3)      Includes 130,208 restricted stock units and 436,250 shares of Common Stock issuable upon exercise of outstanding options that have vested or vest within 60 days of January 17, 2023.

(4)      Includes 4,872 restricted stock units and 34,513 shares of Common Stock issuable upon exercise of outstanding options, in each case that have vested or vest within 60 days of January 17, 2023.

(5)      Includes 4,872 restricted stock units and 99,388 shares of Common Stock issuable upon exercise of outstanding options, in each case that have vested or vest within 60 days of January 17, 2023.

(6)      Includes 4,872 restricted stock units and 88,048 shares of Common Stock issuable upon exercise of outstanding options, in each case that have vested or vest within 60 days of January 17, 2023.

(7)      Includes 7,813 restricted stock units and 56,805 shares of Common Stock issuable upon exercise of outstanding options that have vested or vest within 60 days of January 17, 2023.

(8)      Includes 21,745 restricted stock units and 55,302 shares of Common Stock issuable upon exercise of outstanding options that have vested or vest within 60 days of January 17, 2023.

(9)      Includes 182,194 restricted stock units and 770,307 shares of Common Stock issuable upon exercise of outstanding options, in each case that have vested or vest within 60 days of January 17, 2023.

*        Less than 1%

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of January 17, 2023:

Name	Age	Position(S)
David Rosa	59	Chief Executive Officer, President and Director
Ronald McClurg	64	Chief Financial Officer
Steve Mertens	60	Chief Technology Officer
Mark Christianson	55	Business Development Director, Medical Sales Liaison

See “Proposal No. 1 — Election of Class III Directors” for biographical and other information regarding Mr. Rosa.

Ronald McClurg

Mr. McClurg has served as Chief Financial Officer of the Company since January 2021. Prior to joining the Company, from October 2003 to June 2019, Mr. McClurg served as vice president — finance and administration and chief financial officer of Incisive Surgical, Inc., a privately-held medical device manufacturer, where he was responsible for all aspects of the financial function, including raising capital, financial reporting, budgeting, banking and risk management. From 1997 to 2002, Mr. McClurg served as chief financial officer and treasurer of Wavecrest Corporation, a privately-held manufacturer of electronic test instruments for the semiconductor industry. Prior to 1997, Mr. McClurg served as chief financial officer for several publicly-held companies, including Video Sentry Corporation, Insignia Systems, Inc. (Nasdaq: ISIG), and Orthomet, Inc. Currently, he serves on the board of governors of Biomagnetic Sciences, LLC and serves as a director and audit committee chair for Biotricity, Inc. (Nasdaq: BTCY). Mr. McClurg holds a Bachelor of Business Administration degree in accounting from the University of Wisconsin — Eau Claire.

Steve Mertens

Mr. Mertens has served as Chief Technology Officer of the Company since April 2019. From September 2018 through April 2019, Mr. Mertens was the principal and owner of Steve Mertens Consulting, L.L.C., where he provided new product development engineering support and assessment services to various clients. From November 2012 through September 2018, Mr. Mertens served as the senior vice president of research and development and operations at Nuvaira Inc., a privately held lung denervation company developing minimally invasive product for obstructive lung diseases. Prior to Nuvaira, Mr. Mertens served as a senior vice president of research and development for Boston Scientific Corporation (NYSE: BSX), guiding a wide range of technologies through product development for the cardiology, electrophysiology and peripheral vascular markets. He holds a bachelor’s degree in chemical engineering from the University of Minnesota and a Master’s degree in business administration from the University of St. Thomas. Currently, he serves on the board of directors of the University Enterprise Laboratories.

Mark Christianson

Mr. Christianson is a co-founder of the Company and has served as Business Development Director and Medical Sales Liaison of the Company since February 2019. Previously, he served as Vice President of Business Development and Marketing of the Company from July 2017 until February 2019 and served as vice president of sales and marketing of our wholly-owned subsidiary, NeuroOne, Inc., since December 2016. From May 2013 to December 2016 Mr. Christianson served as North American sales manager for Cortec Corporation. From February 2012 to May 2013 Mr. Christianson held the position of business development executive for Robert Half International (NYSE: RHI). From May 2009 to February 2012, Mr. Christianson held the position of regional sales manager for PMT Corporation. Mr. Christianson studied accounting at Augsburg College in Minneapolis. Mr. Christianson brings 15 years of high performing sales, sales management, and project management experience to the NeuroOne team. In addition, he has contributed to the development and corporate strategy of the Company given his experience in the neurological field and his close relationships with key epilepsy opinion leaders.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2022 and 2021

The following table shows the compensation earned or received during the fiscal years ended September 30, 2022 and 2021 by each of our named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Total ($)
Dave Rosa,	2022	472,436	525,000	(1)	—		188,974	1,186,410
Chief Executive Officer and President	2021	410,844	—		1,285,899	(2)	192,608	1,889,351

Ron McClurg,	2022	286,719	31,500	(1)	—		57,344	375,563
Chief Financial Officer	2021	187,500	—		290,498	(2)	44,531	522,529

Steve Mertens,	2022	254,974	87,675	(1)	—		50,995	393,644
Chief Technology Officer	2021	242,631	—		72,169	(2)	56,338	371,138

____________

(1)      Amounts reported reflect the aggregate grant date fair value of restricted stock units.

(2)      Amounts reported reflect the aggregate grant date fair value of option awards, calculated in accordance with FASB Topic 718, excluding the impact of potential forfeitures. For a discussion of the weighted-average assumptions used in the valuation of option awards under the Black-Scholes option-pricing model, you should refer to the “Stock Options” section in Note 9 to the Company’s financial statements in our Annual Report on Form 10-K for the year ended September 30, 2022.

Narrative Disclosure to Summary Compensation Table

The compensation program for the Company’s named executive officers for fiscal 2022 had three components: base salary, annual cash bonus and stock option grants.

Base Salary.    We have entered into employment agreements or offer letters with each of our named executive officers that establish annual base salaries, which are reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

There was a 4.75% increase for cost of living adjustments for the Company’s named executive officers for fiscal year 2022, as compared to fiscal year 2021, and Mr. Rosa’s and Mr. McClurg’s base salaries were further adjusted to $486,000 and $295,000, respectively, effective January 1, 2022. Non-Equity Incentive Plan. In fiscal 2022, each of the Company’s named executive officers had a target bonus, set forth as a percentage of annual base salary. In fiscal 2022, target bonuses for the Company’s named executive officers other than Mr. Rosa’s were 25% of base salary. Mr. Rosa’s target bonus was set at 50% of base salary pursuant to his employment agreement, as described below.

In November 2021, the Board established weighted performance targets for fiscal 2022 that it would consider in approving bonus payments for fiscal 2022. These targets included various corporate objectives related to regulatory submissions, certain research and development, and commercialization milestones. In November 2022, the Compensation Committee determined that 80% of the performance targets had been met, and approved the bonus payments to Messrs. Rosa, McClurg and Mertens at 80% each of their respective targets, which targets were 50%, 25% and 25% of each of their base salaries, respectively, as discussed above.

Equity Grants.    Our equity-based incentive awards which are mainly comprised of stock options are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Compensation Committee has responsibility for granting equity-based incentive awards to our named executive officers. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure.

Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In February 2022, the Board granted Steve Mertens, David Rosa, and Ronald McClurg restricted stock units in the amounts of 41,750, 250,000, and 15,000 respectively. Fifty percent of the shares vest on February 3, 2023, with the remaining shares vesting in equal monthly installments on the last day of each month over the next 24 months, subject to continued service on such vesting date.

Employment Agreement and Arrangements

We have an employment agreement with our Chief Executive Officer, Mr. Rosa, and an offer letter for each of Mr. McClurg and Mr. Mertens. Each of our named executive officers has also executed our standard form of proprietary information, inventions assignment and non-competition agreement.

Mr. Rosa

Mr. Rosa’s employment agreement (“Amended Employment Agreement”) was effective on August 4, 2017, continues through the third anniversary and automatically renews for an additional one-year period at the end of the initial term and each anniversary thereafter, provided that Mr. Rosa notifies the Board of such renewal at least 30 days prior to the expiration of the initial term or any renewal terms and the Board does not notify Mr. Rosa of its intention not to renew the Amended Employment Agreement.

The Amended Employment Agreement also entitles Mr. Rosa to, among other benefits, the following compensation: (i) an opportunity to participate in any stock option, performance share, performance unit or other equity based long-term incentive compensation plan commensurate with the terms and conditions applicable to other senior executive officers; and (ii) participation in welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent available generally or to our other senior executive officers. Mr. Rosa is entitled to receive a target award value, determined in accordance with the policies and practices generally available to other senior executive officers, for an annual cash bonus and if determined by the Board or a committee of the Board, a long-term incentive bonus. Mr. Rosa is entitled to retain all shares of Common Stock he held as of the commencement date. Mr. Rosa is also entitled to certain severance benefits.

Pursuant to the Amended Employment Agreement, regardless of the manner in which Mr. Rosa’s service terminates, Mr. Rosa is entitled to receive amounts earned during his term of service, including salary and other benefits. The Company is permitted to terminate Mr. Rosa’s employment for the following reasons: (i) death or disability, (ii) Termination for Cause (as defined below) or (iii) for any other reason or no reason. Mr. Rosa is permitted Termination for Good Reason (as defined below) of his employment. In addition, he may terminate his employment upon written notice to the Company 30 days prior to the effective date of such termination.

In the event of Mr. Rosa’s death during the employment period or a termination due to his disability, his beneficiaries or legal representatives shall be provided the sum of (i) any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and (ii) certain other benefits provided for in the employment agreement (the “Unconditional Entitlements”). In the event of Mr. Rosa’s Termination for Cause by the Company or the termination of Mr. Rosa’s employment as a result of his resignation other than a Termination for Good Reason, Mr. Rosa shall be provided the Unconditional Entitlements.

In the event of a Termination for Good Reason by Mr. Rosa or the exercise by the Company of its termination rights to terminate Mr. Rosa other than by Termination for Cause, death or disability, Mr. Rosa shall be provided the Unconditional Entitlements and, subject to his signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide Mr. Rosa: (a) a severance amount equal to the aggregate annual base salary he would have earned from the day after his termination date through the end of the employment period and a prorated portion of his cash bonus for the year in which the termination date occurs, provided, however, in no event would the severance amount be less than 12 months or more than 18 months of his annual base salary; (b) continued health insurance coverage for 12 months following his termination date, provided that such coverage shall cease if Mr. Rosa becomes eligible to receive health insurance coverage from another employer group health plan; (c) vesting of all stock options in accordance with the stock option award documents, subject to the same conditions that would be applicable to Mr. Rosa if he remained employed through the end of the employment period; and (d) continued vesting of equity awards in accordance with the terms of the award agreements, provided, however, Mr. Rosa would have 90 days from the termination date to exercise any vested options (the “Conditional Benefits”).

In the event of a change in control during the employment period or within two years after a change in control, if the Company terminates Mr. Rosa other than due to Mr. Rosa’s death or disability or a Termination for Cause, or Mr. Rosa effects a Termination for Good Reason, the Company will pay to Mr. Rosa, in a lump sum in cash within 30 days after the termination date, the aggregate of: (i) the Unconditional Entitlements; and (ii) the amount equal to the product of 1.5 times the sum of (y) Mr. Rosa’s annual base salary, and (z) the greater of the target bonus for the then current fiscal year under the 2016 Equity Incentive Plan and 2017 Equity Incentive Plan or any successor annual bonus plan and the average annual bonus paid to or for the benefit of Mr. Rosa for the prior three full years (or any shorter period during which Mr. Rosa had been employed by the Company). In addition, the Company shall provide Mr. Rosa the Conditional Benefits minus Mr. Rosa’s severance amount.

Under the Amended Employment Agreement, “Termination for Cause” means a termination of Mr. Rosa’s employment by the Company due to (A) an act or acts of dishonesty undertaken by Mr. Rosa and intended to result in substantial gain or personal enrichment to Mr. Rosa at the expense of the Company, (B) unlawful conduct or gross misconduct that is willful and deliberate on Mr. Rosa’s part and that, in either event, is materially injurious to the Company, (C) the conviction of Mr. Rosa of, or Mr. Rosa’s entry of a no contest or nolo contendere plea to, a felony, (D) breach by Mr. Rosa of his fiduciary obligations as an officer or director of the Company, (E) a persistent failure by Mr. Rosa to perform his duties and responsibilities of his employment under the Amended Employment Agreement, which failure is not remedied by Mr. Rosa within 30 days after his receipt of written notice from the Company of such failure, provided, however, the Company is not obligated to provide written notice and opportunity to cure if the action or conduct is not reasonably susceptible to cure, or (F) material breach of any terms and conditions of the Amended Employment Agreement, any contract or agreement between Mr. Rosa and the Company, or of any Company policy, or of any statutory duty he owes to the Company, which breach has not been cured by Mr. Rosa within ten days after written notice thereof to Mr. Rosa from the Company.

Under the Amended Employment Agreement, “Termination for Good Reason” means a termination of Mr. Rosa’s employment by Mr. Rosa within 30 days of the Company’s failure to cure, in accordance with the procedures set forth below, any of the following events: (A) a reduction in his annual base salary as in effect immediately prior to such reduction by more than 10% without his written consent, unless such reduction is made pursuant to an across the board reduction applicable to all senior executives of the Company; (B) a material reduction in his duties, position and responsibilities as in effect immediately prior to such reduction without his written consent; provided, however, that a mere change in title or reporting relationship following a Change in Control by itself will not constitute “Good Reason” for Mr. Rosa’s resignation, and further provided that the acquisition of the Company and subsequent conversion of the Company to a division or unit of the acquiring entity will not by itself result in a “reduction” of duties, position or responsibility; or (C) a material breach of any material provision of the Amended Employment Agreement by the Company. A termination by Mr. Rosa shall not be treated as a Termination for Good Reason if Mr. Rosa consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or unless Mr. Rosa shall have delivered a written notice to the Board within 45 days of Mr. Rosa’s having actual knowledge of the occurrence of one of such events stating that Mr. Rosa intends to terminate his employment by Termination for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 21 days of the receipt of such notice.

Mr. McClurg

On January 1, 2021, the Company and Mr. McClurg executed an employment offer letter (the “McClurg Offer Letter”) under which, effective January 1, 2021, Mr. McClurg was appointed Chief Financial Officer of the Company. The McClurg Offer Letter provides that Mr. McClurg is an at-will employee of the Company meaning that either Mr. McClurg or the Company may end the employment relationship at any time, for any reason, and with or without notice or cause. Under the McClurg Offer Letter, the Company agreed to provide Mr. McClurg: (a) an annual base salary in the amount of $250,000, subject to review and adjustment based upon the Company’s normal performance review practices; (b) an annual performance bonus of up to 25% of Mr. McClurg’s then effective base salary for the applicable bonus year based upon his performance and the Company’s performance, all as determined in the sole discretion of the Board or committee thereof; (c) the right to participate in the benefit programs and arrangements that the Company makes available to its employees, including paid vacation and sick leave, contributory and non-contributory welfare and benefit plans, disability plans, and medical, death benefit and life insurance plans for which Mr. McClurg is eligible under the terms of those plans; and (d) subject to the terms of Company’s 2017 Equity Incentive Plan, a stock option award to purchase 60,000 shares of the Company’s Common Stock with an exercise price of $4.71 per share, 25% of which will vest on January 1, 2022, with the balance vesting in equal monthly installments on the last day of each month over the next thirty-six (36) months following January 1, 2022.

Mr. Mertens

On March 6, 2019, the Company and Mr. Mertens executed an employment offer letter (the “Mertens Offer Letter”) under which, effective April 1, 2019, Mr. Mertens was appointed Chief Technology Officer of the Company. The Mertens Offer letter provides that Mr. Mertens is an at-will employee of the Company meaning that either Mr. Mertens or the Company may end the employment relationship at any time, for any reason, and with or without notice or cause. Under the Mertens Offer Letter, the Company agreed to provide Mr. Mertens: (a) an annual base salary in the amount of $235,000, subject to applicable deductions and adjustment; (b) an annual discretionary bonus of up to 25% percent of Mr. Merten’s base salary based on his performance and the Company’s performance, all as determined in the sole discretion of the Board or committee thereof; (c) subject to the terms of Company’s 2017 Equity Incentive Plan, a stock option award to purchase 43,149 shares of the Company’s Common Stock with an exercise price of $7.14 per share, 25% of which vested on May 13, 2019, and 75% of which vest in 36 equal monthly installments beginning on April 1, 2020; and (d) the right to participate in the benefit programs and arrangements that the Company makes available to its employees, including paid vacation and sick leave, contributory and non-contributory welfare and benefit plans, disability plans, and medical, death benefit and life insurance plans for which Mr. Mertens is eligible under the terms of those plans.

Potential Payments Upon Termination or Change in Control

David Rosa

For a discussion of payments to Mr. Rosa upon termination or change in control under his Amended Employment Agreement, see “Employment Agreement and Arrangements — Mr. Rosa” above.

2017 Equity Incentive Plan

In April 2017, the Board adopted and the stockholders approved the 2017 Equity Incentive Plan. The 2017 Equity Incentive Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to the Company’s employees, consultants and directors, which align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who contribute to the Company’s financial success. The Board believes that the 2017 Equity Incentive Plan serves a critical role in attracting and retaining high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals.

Corporate Transactions.    The 2017 Equity Incentive Plan provides that in the event of certain specified significant corporate transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 90% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our Common Stock outstanding before such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•        arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;

•        arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•        accelerate the vesting, in whole or in part, of the stock award and provide for its termination before the transaction;

•        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;

•        cancel or arrange for the cancellation of the stock award before the transaction in exchange for a cash payment, or no payment, as determined by the Board; or

•        make a payment, in the form determined by our Board, equal to the excess, if any, of the value of the property the participant would have received on exercise of the awards before the transaction over any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner and is not obligated to treat all participants in the same manner. In the event of a change in control, awards granted under the 2017 Equity Incentive Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement. Under the 2017 Equity Incentive Plan, a change in control is defined to include (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity), (3) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders, and (4) an unapproved change in the majority of the Board.

Outstanding Equity Awards at Fiscal Year–End 2022

The following table sets forth information regarding outstanding option awards held by our named executive officers as of September 30, 2022:

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Steven Mertens	May 13, 2019	37,775	(1)	5,374	7.14	May 13, 2029
Steven Mertens	January 27, 2021	9,723	(2)	13,611	5.97	January 27, 2031
David Rosa	November 5, 2019	154,352	(3)	12,315	6.42	November 5, 2029
David Rosa	January 27, 2021	244,792	(4)	171,875	5.97	January 27, 2031
Ronald McClurg	January 1, 2021	26,250	(5)	33,750	4.71	January 1, 2031
Ronald McClurg	January 27, 2021	19,445	(6)	27,222	5.97	January 27, 2031

____________

(1)      25% of the shares underlying the option vested immediately upon grant; the remaining vest monthly in equal increments over a 36 month period beginning April 1, 2020.

(2)      25% of the shares underlying the option vest on January 27, 2022; the remaining vest monthly in equal increments over a 36 month period thereafter.

(3)      25% of the shares underlying the option vested on November 5, 2020 and the remaining 75% vest in 36 equal monthly installments beginning on December 1, 2020, subject to acceleration upon achieving certain performance milestones. As of September 30, 2021, 50% of the shares underlying the options had vested upon the achievement of performance milestones.

(4)      25% of the shares underlying the option vest on January 27, 2022; the remaining vest monthly in equal increments over a 36 month period thereafter, subject to acceleration upon achieving certain performance milestones. As of September 30, 2021, 20% of the shares underlying the options had vested upon the achievement of performance milestones.

(5)      25% of the shares underlying the option vest on January 1, 2022; the remaining vest monthly in equal increments over a 36 month period thereafter.

(6)      25% of the shares underlying the option vest on January 27, 2022; the remaining vest monthly in equal increments over a 36 month period thereafter.

The following table sets forth information regarding outstanding restricted stock units held by our named executive officers as of September 30, 2022:

NAME	GRANT DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($)
Steven Mertens	February 3, 2022	41,750	(1)	$70,588
David Rosa	February 3, 2022	250,000	(1)	$422,500
Ronald McClurg	February 3, 2022	15,000	(1)	$25,350

____________

(1)      50% of the shares underlying the restricted stock units vest on the first anniversary of the grant date; the remaining vest monthly in equal increments over a 24 month period thereafter.

Chief Executive Officer Pay Ratio

As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of September 30, 2022 concerning our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,151,400	$5.71	1,346,522
Equity compensation plans not approved by security holders	88,515	$1.41	505,721
Total	1,239,915	$5.40	1,852,243

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following includes a summary of transactions since October 1, 2020 to which the Company has been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and as described below.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our bylaws provides that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with our directors and our executive officers.

Policies and Procedures for Transactions with Related Parties

To assist the Company in complying with its disclosure obligations and to enhance the Company’s disclosure controls, the Board approved a formal policy in January 2018 regarding related person transactions. A “related person” is a director, officer, nominee for director or a more than 5% stockholder (of any class of the Company’s voting stock) since the beginning of the Company’s last completed fiscal year, and their immediate family members. A related person transaction as defined in the policy is any transaction or any series of transactions in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Specifically, the policy establishes a process for identifying related persons and procedures for reviewing and approving such related person transactions. In addition, directors and executive officers are required to complete an annual questionnaire in connection with the Company’s proxy statement for its annual meeting of stockholders, which includes questions regarding related person transactions, and such persons also are required to provide written notice to the Company or outside legal counsel of any updates to such information prior to the annual meeting.

The Audit Committee and/or the independent directors of the Board review such proposed business transactions to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders.

ADDITIONAL INFORMATION

Forward-Looking Statements

This Proxy Statement contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Proxy Statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•        the timing of and our ability to maintain regulatory clearance of our cortical strip and grid electrode technology;

•        our ability to obtain and maintain regulatory clearance for our RF ablation system;

•        our ability to successfully commercialize our technology in the United States;

•        our ability to achieve or sustain profitability;

•        our ability to raise additional capital and to fund our operations;

•        the availability of additional capital on acceptable terms or at all as or when needed;

•        the clinical utility of our cortical strip, grid and depth electrode including technology under development;

•        our ability to develop additional applications of our cortical strip, grid and depth electrode technology with the benefits we hope to offer as compared to existing technology, or at all;

•        the results of our development and distribution relationship with Zimmer, Inc. (“Zimmer”);

•        the performance, productivity, reliability and regulatory compliance of our third party manufacturers of our cortical strip, grid electrode and depth electrode technology;

•        our ability to develop future generations of our cortical strip, grid and depth electrode technology;

•        our future development priorities;

•        the impact of the COVID-19 pandemic on our business;

•        our ability to obtain reimbursement coverage for our cortical strip, grid and depth electrode technology;

•        our expectations about the willingness of healthcare providers to recommend our cortical strip, grid and depth electrode technology to people with epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders;

•        our future commercialization, marketing and manufacturing capabilities and strategy;

•        our ability to comply with applicable regulatory requirements;

•        our ability to maintain our intellectual property position;

•        our expectations regarding international opportunities for commercializing our cortical strip, grid and depth electrode technology under including technology under development;

•        our estimates regarding the size of, and future growth in, the market for our technology, including technology under development; and

•        our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of our annual report on Form 10-K for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Proxy Statement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Proxy Statement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Proxy Statement.

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our Amended and Restated Bylaws provide that for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at 7599 Anagram Dr., Eden Prairie, MN 55344.

To be timely for the Company’s 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on November 17, 2023 and not later than the close of business on December 17, 2023. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 annual meeting of stockholders must be received by us not later than September 29, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act not earlier than the close of business on November 17, 2023 and not later than the close of business on December 17, 2023.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

“Householding” — Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials. A single set of an annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report on Form 10-K and other proxy materials, you may write our Chief Financial Officer at 7599 Anagram Dr., Eden Prairie, MN 55344, or call 952-426-1383.

Any stockholders who share the same address and currently receive multiple copies of our annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Chief Financial Officer at the address or telephone number listed above.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to Ronald McClurg, our Chief Financial Officer, 7599 Anagram Dr., Eden Prairie, MN 55344.

OTHER MATTERS

Our Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS March 16, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of NeuroOne Medical Technologies Corporation (the “Company”) hereby appoints David Rosa and Paul Buckman, or either of them, each with full power of substitution, as proxies of the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 16, 2023, 9:00 a.m., Central time, at 7599 Anagram Dr., Eden Prairie, MN 55344, and all adjournments or postponements thereof, and to otherwise represent the undersigned at the Annual Meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting. The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the matters specified and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2023 Proxy Statement and 2022 Annual Report are available at http://www.viewproxy.com/nmtc/2023

Please mark your votes like this ☒

1. Election of Class III Directors:

Nominee:	For	Withhold
01 Jeffrey Mathiesen	☐	☐
02 Edward Andrle	☐	☐

I plan on attending the meeting ☐

Date: ______________________

____
Signature

____
Signature (if held jointly)

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALVote.com/NMTC

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

The Board of Directors recommends you vote FOR the following: Please mark your votes like this The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 1. Election of Class III Directors: Nominee: 01 Jeffrey Mathiesen For Withhold 2. Ratification of the appointment of Baker Tilly US, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2023. 02 Edward Andrle NOTE: Such other business as may properly come before the meeting or any adjournment thereof. I plan on attending the meeting Date: Signature Signature (if held jointly) NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone